SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2015

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective March 1, 2015, the Board of Directors of HopFed Bancorp, Inc. (the “Company”) adopted amendments to the Bylaws of the Company. The amendments generally cover the following Bylaw provisions:

•	Article III, Section 1 was amended to clarify that the Board of Directors annually elects a Chairman of the Board and a President from among its members and designates, when present, either the Chairman or the President to preside at its meetings. The amendment conforms the Bylaws of the Company with the Bylaws of Heritage Bank USA, Inc. (the “Bank”), the Company’s wholly owned commercial bank subsidiary.

•	Article III, Section 13 was added to establish qualifications for board members, including:

•	a prohibition on service as a director by a person who is a director, officer, other employee, 10% or more stockholder, consultant or representative of a competitor of the Bank or any other subsidiary of the Company;

•	a prohibition on service as a director by a person who is at the same time a director of three or more financial institutions in addition to the Board of Directors of the Company or any of its subsidiaries;

•	a prohibition on service as a director by a person (i) who has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law, (ii) who is currently charged in any information, indictment or other complaint with the commission of or participation in such a crime, or (iii) against whom a financial or securities regulatory agency has issued a cease and desist, consent, or other formal order, which is subject to public disclosure by such agency;

•	a prohibition on service as a director by a person who is party to any agreement, understanding or commitment with respect to how he or she would act or vote on any issue or question before the Board of Directors or that would otherwise impact his or her ability to discharge his or her fiduciary duties as a director;

•	a prohibition on any director who does not agree in writing to comply with all of the Company’s policies applicable to directors, including but not limited to, its confidentiality policy, in addition to written confirmation that such director is qualified to serve; and

•	a prohibition on service by nominees or representatives (as defined in applicable Federal Reserve Board regulations) of another person who would not be eligible for service or of an entity the partners or controlling persons of which would not be eligible for service.

Further, Section 13 provides that:

•	the Board of Directors has the power to construe and apply the provisions of Section 13 and to make all determinations necessary or desirable to implement these provisions; and

•	any incumbent director who fails to comply with the requirements of Section 13 shall promptly tender his or her resignation to the Board of Directors.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the amended and restated Bylaws of the Company, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.1	HopFed Bancorp, Inc. Bylaws, as amended and restated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: March 4, 2015	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer